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Page 1                                                             EXHIBIT 12.1

                            HEAFNER TIRE GROUP, INC.
     Statement Regarding: Computation of Ratio of Earnings to Fixed Charges
                          and Preferred Stock Dividends
                  (AMOUNTS IN THOUSANDS, EXCEPT RATIO AMOUNTS)


                                                  Twelve months       Twelve months        Twelve months
                                                      Ended               Ended                Ended
                                                  December 30,         December 31,         December 31,
                                                      2000                1999                 1998
                                                   (unaudited)         (unaudited)          (unaudited)
                                                  ------------        -------------        -------------

Consolidated pretax income (loss) from
        continuing operations                         1,657                1,632                (2,573)
Interest                                             26,447               22,000                13,408
Interest portion of rent expense                      7,051                5,640                 3,263
                                                     ------               ------               -------

EARNINGS                                             35,155               29,272                14,098
                                                     ======               ======               =======



Interest                                             26,447               22,000                13,408
Interest portion of rent expense                      7,051                5,640                 3,263
                                                     ------               ------               -------

FIXED CHARGES                                        33,498               27,640                16,671
                                                     ======               ======               =======


RATIO OF EARNINGS TO FIXED CHARGES                     1.05                 1.06                    --
                                                     ======               ======               =======